Exhibit 99.1

NASDAQ:INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports Third Quarter Fiscal 2021 Financial Results

Vancouver, BC – May 13, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (NASDAQ:INM), a clinical-stage company developing pharmaceutical-based drug candidates and leading the way in the clinical development of cannabinol (“CBN”), today reported financial results for the third quarter of fiscal year 2021 (“3Q21”) which ended March 31, 2021.

The Company will be hosting a conference call to present the 3Q21 results, as follows:

Conference Call & Webcast*:

Thursday, May 13, 2021 at 8:00 AM Pacific Time, 11:00 AM Eastern Time

US/CANADA Participant Toll-Free Dial-In Number: +1 (855) 605-1745
US/CANADA Participant International Dial-In Number: +1 (914) 987-7959
Conference ID: 3186833
Webcast: https://edge.media-server.com/mmc/p/ajuejmko

(*Webcast replay available for 90 days)

The Company’s 10-Q including financial statements and related MD&A for the third quarter ending March 31, 2021 are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

“In the third quarter of fiscal 2021, significant progress was made in InMed’s INM-755 therapeutic program and IntegraSynTM manufacturing approach, resulting in the announcement of important milestones shortly after the quarter’s end,” said InMed President and Chief Executive Officer, Eric A. Adams. “The submission of Clinical Trial Applications in several countries, seeking permission to begin a Phase 2 safety and efficacy clinical trial in Epidermolysis Bullosa patients and the achievement of a commercially viable yield using the IntegraSynTM manufacturing approach bring us one step closer to delivering new therapeutic alternatives to patients who may benefit from cannabinoid-based pharmaceutical drugs. In addition to our R&D advances this past quarter, we continue to explore business development opportunities as a potential avenue to build the Company and accelerate our programs.”

Research & Development Update:

INM-755 for the Treatment of Epidermolysis Bullosa (“EB”):

•	On April 28, 2021, InMed announced that it had filed Clinical Trial Applications (“CTAs”) in Austria, Israel and Serbia as part of a Phase 2 clinical trial of INM-755 (cannabinol) cream in Epidermolysis Bullosa (“EB”). Since then, additional CTAs for 755-201-EB (the ’201 study) have been submitted to National Competent Authorities (“NCAs”) and Ethics Committees (“ECs”) in France and Germany. We also expect to file CTAs in Greece and Italy in the coming weeks. Responses from the NCAs and ECs are expected throughout July and August 2021; timing will vary slightly by country due to differences in local procedures. The ’201 study is designed to enroll up to 20 patients, conservatively within 10-12 months, and will take place at 10 pre-qualified clinical sites in the above-mentioned countries. All four subtypes of inherited EB, being EB Simplex, Dystrophic EB, Junctional EB, and Kindler Syndrome, are eligible for this study in which InMed will evaluate the safety of INM-755 (cannabinol) cream and its preliminary efficacy in treating symptoms and healing wounds over a 28-day period. The study will use a within-patient, double-blind design whereby matched index areas will be randomized to INM-755 (cannabinol) cream or vehicle cream as a control.

IntegraSynTM:

•	On April 26, 2021, InMed announced that its IntegraSynTM cannabinoid manufacturing approach had achieved a level of 2g/L cannabinoid yield, a milestone that signals commercial viability and supports advancement to large-scale production in the coming months. Having achieved a 2g/L yield level, InMed will now focus on manufacturing scale-up to larger batch sizes while continuing process and enzyme optimization, targeting increased cannabinoid yield and further reducing the overall cost of goods. In parallel, the Company continues to prepare the manufacturing process to be Good Manufacturing Practice (GMP)-ready for pharmaceutical quality production. The next stage of large-scale production is to produce a batch with a target output of one kilogram of the selected cannabinoid in 2H2021 via a GMP-ready process.

Financing Activity and Results of Operations (expressed in US Dollars):

•	On February 5, 2021, the Company announced that it had entered into definitive agreements with certain institutional investors to raise aggregate gross proceeds of approximately $4.5 million and on February 16, 2021, the Company announced that it had closed the private placement. Under the terms of the private placement, an aggregate of 1,050,000 units were purchased, each unit comprised of one common share and 0.66 of a warrant to purchase one common share, at a placement price of $4.25 per unit. The warrants have an exercise price of $4.85, are exercisable six months following issuance, and have a term of five and one half years following issuance. After the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $4.0 million.

•	On April 27, 2021, InMed announced that, based on the strong trading data on the Nasdaq, it had provided written notice to the Toronto Stock Exchange (the “TSX”) regarding the voluntary delisting of its common shares. InMed’s common shares will continue to be listed and tradable on the Nasdaq under “INM”. The Company believes that the trading volume of its shares on the TSX no longer justified the expense and administrative efforts associated with maintaining this dual listing. InMed’s common shares were delisted from the TSX at the close of trading on May 7, 2021.

•	For the three and nine months ended March 31, 2021, the Company recorded a net loss of $3.1 million and $6.9 million, or $0.41 and $1.11 per share, compared with a net loss of $2.0 million and $7.3 million, or $0.39 and $1.40 per share, for the three and nine months ended March 31, 2020.

•	Research and development expenses were $1.8 million for 3Q21, compared with $1.3 million for the three months ended March 31, 2020. The increase in research and development and patents expenses was primarily due to increased spend on the INM-755 program, including the preparation during this period for the planned commencement of a Phase 2 trial. For the nine months ended March 31, 2021, research and development expenses totaled $3.6 million, compared with $4.8 million for the same period in fiscal 2020. The reduction in research and development and patents expenses was primarily due to decreased spending on the integrated cannabinoid manufacturing program and the INM-755 program, including decreased purchases of the active pharmaceutical ingredients used in INM-755 clinical trials. In addition, share-based payments were lower for the nine months ended March 31, 2021.

•	The Company incurred general and administrative expenses of $1.3 million for 3Q21, compared with $0.9 million for the three months ended March 31, 2020. For the nine months ended March 31, 2021, general and administrative expenses totaled $2.9 million, compared with $2.7 million for the same period in fiscal 2020. The increase results from a combination of changes including substantially higher insurance fees, offset by lower share-based payments and lower legal costs associated with negotiating contracts and other matters in the current period and certain current year legal costs being capitalized to equity.

•	The Company also incurred non-cash, share-based payments in connection with the grant of stock options, of $0.2 million for each of 3Q21 and the three months ended March 31, 2020. For the nine months ended March 31, 2021, non-cash, share-based payments totaled $0.4 million compared with $0.8 million for the comparable period in fiscal 2020. Share-based payments amounts are included within research and development expenses and general and administrative expenses.

•	At March 31, 2021, the Company’s cash, cash equivalents and short-term investments were $9.5 million, which compares to $5.8 million at June 30, 2020. The increase in cash, cash equivalents and short-term investments during the nine months to March 31, 2021, was primarily the result of the November 16, 2020 public offering and the February 16, 2021 private placement partially offset by cash outflows from operating activities.

•	At March 31, 2021, the Company’s total issued and outstanding shares were 8,050,707. Including outstanding stock options and warrants, as at March 31, 2021, the Company had 11,415,228 shares on a fully diluted basis. During the three and nine months ending March 31, 2021, the weighted average number of common shares was 7,549,040 and 6,277,824, which is used for the calculation of loss per share for the respective interim periods.

Table 1: Condensed consolidated interim balance sheets (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (unaudited)

As at March 31, 2021 and June 30, 2020

Expressed in U.S. Dollars

	March 31,	June 30,
	2021	2020

ASSETS	$	$
Current
Cash and cash equivalents	9,454,113	5,805,809
Short-term investments	45,765	42,384
Accounts receivable	70,300	45,344
Prepaids and other assets	1,326,526	418,920
Total current assets	10,896,704	6,312,457

Non-Current
Property and equipment, net	347,892	403,485
Intangible assets, net	1,085,748	1,086,655
Other assets	14,655	-
Total Assets	12,344,999	7,802,597

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payables and accrued liabilities	1,635,477	1,607,303
Current portion of lease obligations	78,818	68,965
Total current liabilities	1,714,295	1,676,268

Non-current
Lease obligations	216,234	248,011
Total Liabilities	1,930,529	1,924,279

Shareholders’ Equity
Common shares, no par value, unlimited authorized shares: 8,050,707 (June 30, 2020 - 5,220,707) issued and outstanding	60,587,417	53,065,240
Additional paid-in capital	21,292,201	17,764,333
Accumulated deficit	(71,593,717)	(64,649,381)
Accumulated other comprehensive income (loss)	128,569	(301,874)
Total Shareholders’ Equity	10,414,470	5,878,318
Total Liabilities and Shareholders’ Equity	12,344,999	7,802,597

Table 2: Condensed consolidated interim statements of operations and comprehensive loss (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

For the three and nine months ended March 31, 2021 and 2020

Expressed in U.S. Dollars

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2021	2020	2021	2020
	$	$	$	$
Operating Expenses
Research and development and patents	1,772,593	1,274,913	3,621,697	4,843,656
General and administrative	1,333,725	902,289	2,918,067	2,661,545
Amortization and depreciation	27,421	27,113	92,218	85,572
Total operating expenses	3,133,739	2,204,315	6,631,982	7,590,773

Other Income (Loss)
Interest income	3,797	26,330	11,192	125,231
Finance expense	-	-	(360,350)	-
Unrealized gain on derivative warrants liability	-	-	242,628	-
Foreign exchange gain (loss)	28,467	153,927	(205,824)	142,677
Net loss for the period	(3,101,475)	(2,024,058)	(6,944,336)	(7,322,865)

Other Comprehensive Loss
Foreign currency translation (loss) gain	-	(717,510)	430,443	(685,834)
Total comprehensive loss for the period	(3,101,475)	(2,741,568)	(6,513,893)	(8,008,699)

Net loss per share for the year
Basic and diluted	(0.41)	(0.39)	(1.11)	(1.40)
Weighted average outstanding common shares
Basic and diluted	7,549,040	5,220,707	6,277,824	5,220,707

Table 3: Condensed consolidated interim statements of cash flows (unaudited):

InMed Pharmaceuticals Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (unaudited)

For the nine months ended March 31, 2021 and 2020

Expressed in U.S. Dollars

	2021	2020

Cash provided by (used in):	$	$

Operating Activities
Net loss for the period	(6,944,336)	(7,322,865)
Items not requiring cash:
Amortization and depreciation	92,218	85,572
Share-based compensation	389,343	838,304
Non-cash lease expense	88,620	63,130
Loss on disposal of assets	-	2,331
Received interest income on short-term investments	159	80,819
Unrealized gain on derivative warrants liability	(242,628)	-
Unrealized gain on foreign exchange	(571)	-
Payments on lease obligations	(66,537)	(48,865)
Finance expense	360,350	-
Changes in non-cash working capital:		-
Prepaids and other assets	(1,192,936)	72,428
Other non-current assets	(14,161)	-
Accounts receivable	(18,183)	29,704
Accounts payable and accrued liabilities	(235,892)	223,369
Total cash used in operating activities	(7,784,554)	(5,976,073)

Investing Activities
Maturity of short-term investments	-	3,876,269
Purchase of short-term investments	-	(43,619)
Proceeds on disposal of property and equipment	-	546
Purchase of property and equipment	-	(43,496)
Total cash provided by investing activities	-	3,789,700

Financing Activities
Shares issued for cash	12,472,500	-
Share issuance costs	(1,534,602)	-
Total cash provided by financing activities	10,937,898	-
Effects of foreign exchange on cash and cash equivalents	494,960	(682,210)
Increase (decrease) in cash during the period	3,648,304	(2,868,583)
Cash and cash equivalents beginning of the period	5,805,809	9,837,213
Cash and cash equivalents end of the period	9,454,113	6,968,630

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (CBN) in diseases with high unmet medical need. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Edison Advisors for InMed Pharmaceuticals

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of cannabinol (“CBN”); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; filing additional clinical trial applications in selected countries and the timing thereof; patient enrollment and the timing thereof; exploring business development opportunities as a potential avenue to build the Company and accelerate InMed’s programs; anticipated responses from regulatory authorities and ethics committees and the timing thereof; anticipated enrollment and locations of clinical sites; commercial viability of IntegraSyn™ and advancement to large-scale production and the timing thereof; the focus of the Company on manufacturing scale-up of IntegraSyn™ to larger batch sizes while continuing process and enzyme optimization; IntegraSyn™ targeting increased cannabinoid yield and reducing overall costs; the preparation for IntegraSyn™ to be GMP-ready; and IntegraSyn™ targeting an output of one kilogram of the selected cannabinoid in 2H2021 via a GMP-ready process.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: regulatory filings may not be filed or approved on a timely basis, or at all; the outbreak and impact of COVID-19 may worsen; preclinical and clinical testing may not produce the desired results on a timely basis, or at all; cannabis licensing/importing issues may delay our projected development timelines; suitable partners may not be located; economic or market conditions may worsen; our existing cash runway may not allow us to complete our forthcoming significant milestones; the development of IntegraSyn™ for the production of pharmaceutical-grade cannabinoids as well as a pipeline of medications targeting diseases with high unmet medical needs may not be as successful as desired, if at all. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Security and Exchange Commission and the most recent Annual Information Form and other continuous disclosure filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.